Exhibit 10.3

THE SCOTTS MIRACLE-GRO COMPANY

AMENDED AND RESTATED

2006 LONG-TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT FOR EMPLOYEES

NONQUALIFIED STOCK OPTION GRANTED

TO [Grantee’s Name] ON [Grant Date]

This Award Agreement describes the type of Award that you have been granted and the terms and conditions of your Award.

1. DESCRIPTION OF YOUR NONQUALIFIED STOCK OPTION. You have been granted a Nonqualified Stock Option (“NSO”) to purchase [Number of Common Shares] Shares at an exercise price of $[Exercise Price] for each Share (“Exercise Price”) on or before [Day Prior to Tenth Anniversary of Grant Date] (“Expiration Date”). The Grant Date of the NSO is [Grant Date]. To accept this Award Agreement, you must return a signed copy of this Award Agreement no later than [Date 30 Days After Grant Date], to [Third Party Administrator] (the “Third Party Administrator”) as follows:

[Third Party Administrator]

Attention: [TPA Contact’s Name]

[TPA Contact’s Address]

[TPA Telephone Number]

2. INCORPORATION OF PLAN AND DEFINITIONS.

(a)

This Award Agreement and your NSO are granted pursuant to and in accordance with the Company’s 2006 Long-Term Incentive Plan (the “Plan”). All provisions of the Plan are incorporated herein by reference, and your NSO is subject to the terms of the Plan. To the extent there is a conflict between this Award Agreement and the Plan, the Plan will govern.

(b)	Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

3. VESTING. Except as provided in Section 6 of this Award Agreement, the NSO described in this Award Agreement will vest as follows:

(a)

General Vesting. If your employment continues from the Grant Date until the third anniversary of the Grant Date, in this case [Vesting Date] (the “Vesting Date”), your NSO described in this Award Agreement will vest (and become exercisable) on the Vesting Date;

(b)	Accelerated Vesting. Under the following circumstances, the NSO described in this Award Agreement will vest earlier than the Vesting Date:

(i)

If you die or you Terminate due to your Disability (as defined below), your NSO described in this Award Agreement will become fully vested and expire on the Expiration Date. For purposes of this Award Agreement, “Disabled” means (A) you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (B) you are, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of your employer, or (C) you are determined to be totally disabled by the Social Security Administration or Railroad Retirement Board;

(ii)

If you Terminate for a reason other than Cause after reaching age 55 and completing at least 10 years of employment with the Company, its Affiliates and/or its Subsidiaries, your NSO described in this Award Agreement will become fully vested and expire on the Expiration Date; or

(iii)	If there is a Change in Control, your NSO may vest earlier. See the Plan for further details.

4. RIGHTS BEFORE YOUR NSO IS EXERCISED. You may not vote, or receive any dividends associated with, the Shares underlying your NSO before your NSO is exercised with respect to such Shares.

5. EXERCISING YOUR NSO.

(a)

After your NSO vests, you may exercise the NSO at any time prior to the Expiration Date. To exercise the NSO you must complete an Exercise Notice on the form provided by the Company, which is available from Third Party Administrator. At any one time, you must exercise your NSO to buy no fewer than 100 Shares, or, you must exercise the balance of your NSO if the value is less than 100 Shares.

(b)

You may use one of the following three methods to exercise your NSO and to pay any taxes related to that exercise. You will decide on the method at the time of exercise. If you do not elect one of these methods, the Company will apply the Broker-Assisted Cashless Exercise and Sell method described below:

(i)

BROKER-ASSISTED CASHLESS EXERCISE AND SELL: If you elect this alternative, you will be deemed to have simultaneously exercised the NSO and to have sold the Shares underlying the portion of the NSO you exercised. When the transaction is complete, you will receive cash (but no Shares) from the broker equal to the difference between the aggregate Fair Market Value of the Shares deemed to have been acquired through the exercise minus the aggregate Exercise Price and related taxes.

(ii)

COMBINATION EXERCISE: If you elect this alternative, you will be deemed to have simultaneously exercised the NSO and to have sold a number of those Shares with a Fair Market Value equal to the aggregate Exercise Price and for taxes that are required to be withheld on account of the exercise. When the transaction is complete, the balance of the Shares subject to the portion of the NSO you exercised will be transferred to you.

(iii)

EXERCISE AND HOLD: If you elect this alternative, you must pay the full Exercise Price plus related taxes (in cash, a cash equivalent or in Shares having a Fair Market Value equal to the Exercise Price and which you have owned for at least six months before the exercise date). When the transaction is complete, you will receive the number of Shares purchased.

(c)	You may never exercise your NSO to purchase a fractional Share. Any fractional Share shall be redeemed for cash equal to the Fair Market Value of such fractional Share.

6. EXPIRATION AND FORFEITURE. It is your responsibility to keep track of when your NSO expires. Your NSO will expire and/or you will forfeit your NSO (i.e. you will no longer have the right to exercise any portion of your NSO) under each of the following circumstances:

(a)	General Expiration Rules. In general, your NSO will expire on the Expiration Date.

(b)	Forfeiture Rules. In the following instances, your NSO will expire and you will forfeit your NSO prior to the Expiration Date:

(i)	If you Terminate before the Vesting Date, except as provided in Section 3 above, you will forfeit your NSO in its entirety;

(ii)

If you engage in “Conduct That Is Harmful To The Company” (as described below), you will forfeit your NSO and must return to the Company all Shares and other amounts you have received through the Plan or this Award Agreement if, without the Company’s written consent, you do any of the following within 180 days before and 730 days after you Terminate:

1)	You breach of any confidentiality, nondisclosure, and/or noncompetition obligations under any agreement or plan with the Company or any Affiliate or Subsidiary;

2)	You fail or refuse to consult with, supply information to or otherwise cooperate with the Company or any Affiliate or Subsidiary after having been requested to do so;

3)	You deliberately engage in any action that the Company concludes has caused substantial harm to the interests of the Company or any Affiliate or Subsidiary;

4)

You fail to return all property (other than personal property), including vehicles, computer or other equipment or electronic devices, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible property or document and any and all copies, duplicates or reproductions that you have produced or received or have otherwise been provided to you in the course of your employment with the Company or any Affiliate or Subsidiary; or

5)	You engaged in conduct that the Committee reasonably concludes would have given rise to a Termination for Cause had it been discovered before you Terminated.

(iii)	If you Terminate for Cause after the Vesting Date, the portion of your NSO that has not been exercised will be forfeited (whether or not then vested) on the date you Terminate; or

(iv)

If you Terminate for any other reason after the Vesting Date, the portion of your NSO that is vested but has not been exercised will expire on the earlier of the Expiration Date or 90 days after you Terminate.

7. AMENDMENT AND TERMINATION. Subject to the terms of the Plan, the Company may amend or terminate this Award Agreement or the Plan at any time.

8. BENEFICIARY DESIGNATION. You may name a beneficiary or beneficiaries to receive or to exercise the vested portion of your NSO that is unexercised when you die. This may be done only on the attached Beneficiary Designation Form and by following the rules described in that Form. The Beneficiary Designation Form need not be completed now and is not required as a condition of receiving your Award. If you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.

9. TRANSFERRING YOUR NSO. Except as described in Section 8, your NSO may not be transferred to another person. The Committee may allow you to place your NSO into a trust established for your benefit or for the benefit of your family. Contact the Third Party Administrator for further details.

10. GOVERNING LAW. This Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

11. OTHER AGREEMENTS. Your NSO will be subject to the terms of any other written agreements between you and the Company or any Affiliate or Subsidiary to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.

12. ADJUSTMENTS TO YOUR NSO. Subject to the terms of the Plan, your NSO and the terms of this Award Agreement will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of Shares underlying your NSO and the Exercise Price will be adjusted to reflect a stock split).

13. YOUR ACKNOWLEDGMENT OF AND AGREEMENT TO AWARD CONDITIONS

By signing below, you acknowledge and agree that:

(a)	A copy of the Plan has been made available to you;

(b)	You understand and accept the terms and conditions of your NSO;

(c)

You will consent (on your own behalf and on behalf of your beneficiaries and transferees and without any further consideration) to any necessary change to your NSO or this Award Agreement to comply with any law and to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of your NSO and reduce its value or potential value; and

(d)	You must return a signed copy of this Award Agreement to the address given above before [Date 30 Days After Grant Date].

[Grantee’s Name]	THE SCOTTS MIRACLE-GRO COMPANY

BY:	BY:
Date signed: ________________________	[Name of Company representative] [Title of Company representative] Date signed:______________________

5